        As filed with the Securities and Exchange Commission on January 9, 1998
                                               Registration No. 333-____________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                          ----------------------------------

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------------

                                 Symix Systems, Inc.
                                 -------------------

                (Exact name of registrant as specified in its charter)

               Ohio                                             31-1083175
-------------------------------                             -------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)


2800 Corporate Exchange Drive, Suite 400, Columbus, Ohio                  43231
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


                           Symix Systems, Inc. 401(K) Plan
                           --------------------------------
                               (Full title of the plan)

                                                       Copy to:
Lawrence W. DeLeon                              Ivery D. Foreman, Esq.
Symix Systems, Inc.                             Vorys, Sater, Seymour and Pease
2800 Corporate Exchange Drive, Suite 400        52 East Gay Street
Columbus, Ohio  43231                           P.O. Box 1008
----------------------------------------        Columbus, Ohio  43216-1008
(Name and address of agent for service)


                                    (614) 523-7000
             ------------------------------------------------------------
            (Telephone number, including area code, of agent for service)








                         [Facing Page continued on next page]


                                 Page 1 of 24 Pages.
         Index to Exhibits at Page II-13 (Page 15 as sequentially numbered).

                            [Continuation of Facing Page]

                           Calculation of Registration Fee

--------------------------------------------------------------------------------
                                     Proposed     Proposed
      Title of                       maximum       maximum
     securities       Amount         offering     aggregate        Amount of
       to be          to be           price        offering       registration
  registered (1)    registered     per unit (2)    price (2)          fee
--------------------------------------------------------------------------------
Common Shares,        60,000          $15.53     $931,800.00        $274.89
Without Par Value
--------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $15.53, which price is the average of the high and low sales prices of the Common Shares as reported on The Nasdaq National Market on January 7, 1998.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Annual Report on Form 10-K for the fiscal year ended June 30, 1997 of Symix Systems, Inc. (the "Registrant") and all other reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since that date are hereby incorporated by reference.

          The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form S-1 (File No. 33-38878) filed with the Commission on March 20, 1991, and all amendments or reports filed by the Registrant with the Commission subsequent to the date hereof for the purpose of updating such description, are hereby incorporated by reference.

          Any definitive proxy statement or information statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the Compensation Committee of the Board of Directors of the Registrant on executive compensation and no performance graph included in any proxy statement or information statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 5.01 of the Regulations of the Registrant governs the indemnification of officers and directors of the Registrant as follows.

          SECTION 5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

          Article 9, Section 9.5 of the Plan governs the indemnification of the Trustee or Administrator of the Plan as follows:

          In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit or proceeding results in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees and other expenses pertaining thereto incurred by them for which they shall have become liable.

          Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.
     The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

          (b)  If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c)  By the shareholders;

          (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

          Any determination made by the disinterested directors under division (E)(4)(a) or independent legal counsel under division
     (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1)or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

          (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

          (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and
     (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.


          The Registrant has purchased insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.  EXHIBITS.

          See the Index to Exhibits attached hereto at page II-13.

          The undersigned Registrant has submitted the Plan to the Internal Revenue Service (the "IRS") and hereby undertakes to submit the Plan, as amended, or cause the Plan, as amended, to be submitted, to the IRS, if required, in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an annual report pursuant to Section 15(d) of the Exchange Act on behalf of the Symix Systems, Inc. 401(K) Plan that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 2nd day of January, 1998.

                                   SYMIX SYSTEMS, INC.


                                   By:  /s/ Lawrence W. DeLeon
                                        --------------------------------
                                        Lawrence W. DeLeon
                                        Vice President, Chief
                                        Financial Officer and
                                        Secretary



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of January, 1998.

Signature                               Title
---------                               -----

/s/ Lawrence J. Fox*                    Chairman and Chief Executive
----------------------------------      Officer
Lawrence J. Fox

/s/ Stephen A. Sasser*                  President, Chief Operating
----------------------------------      Officer and Director
Stephen A. Sasser

/s/ Lawrence W. DeLeon                  Vice President, Chief Financial
----------------------------------      Officer and Secretary
Lawrence W. DeLeon

/s/ Larry L. Liebert*                   Director
----------------------------------
Larry L. Liebert

/s/ James A. Rutherford*                Director
----------------------------------
James A. Rutherford

/s/ John T. Tait*                       Director
----------------------------------
John T. Tait

/s/ Duke W. Thomas*                     Director
----------------------------------
Duke W. Thomas

*By Power of Attorney


/s/  Lawrence W. DeLeon
----------------------------------
Lawrence W. DeLeon
(Attorney-in-Fact)

          THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 2, 1998.

                              SYMIX SYSTEMS, INC. 401(K) Plan


                              By: /s/ Lawrence W. DeLeon
                                  ------------------------------------------
                                  Lawrence W. DeLeon
                                  Plan Trustee

                                  INDEX TO EXHIBITS


EXHIBIT NO.           DESCRIPTION                         PAGE NO.

23 (a)         Consent of Ernst & Young           Page 16
               LLP, Independent Auditors

24             Powers of Attorney                 Pages 17 through 24